EXHIBIT 99.1

MGP Ingredients, Inc. Schedules Fiscal 2010 First Quarter Financial Release Date, Conference Call

ATCHISON, Kan., Oct. 29, 2009 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) will report its fiscal 2010 first quarter financial results on Thursday, November 5, prior to the market's opening. An investor conference call will be held at 10 a.m. central time that day.

The conference call will be led by Tim Newkirk, president and chief executive officer. He will review the company's first quarter performance.

Stockholders and other interested persons may listen to the conference call via telephone by dialing 888-215-6881 domestically, or 913-312-0386 internationally by 9:50 a.m. central time on November 5. The conference identification number for entering the call is 3933342. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of value-added, grain-based ingredients and alcohol products for the branded packaged goods industry. The company has facilities in Atchison, Kan., Pekin, Ill., and Onaga, Kan. that are equipped with the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

CONTACT:  MGP Ingredients
          Marta Myers
          913-360-5232